EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Steelcase Inc.
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 for Steelcase Inc. Deferred Compensation Plan (Registration No. 333-84689), and Steelcase Inc. Incentive Compensation Plan (Registration Nos. 333-46711, 333-50964, 333-102361 and 333-146530) of our reports dated April 23, 2009, relating to the consolidated financial statements and schedule, and the effectiveness of Steelcase Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Grand Rapids, Michigan
April 23, 2009